             OPPENHEIMER MAIN STREET FUNDS(R), INC.

                     ARTICLES OF AMENDMENT

      Oppenheimer Main Street Funds, Inc., an open-end
investment company registered under the Investment Company
Act of 1940, as amended, organized as a Maryland corporation having its principal office in the State of Maryland in
Baltimore City (hereinafter called the "Corporation"), hereby certifies that as of April 30, 2003:

      FIRST:  Pursuant to authority contained in Article
FOURTH of the Corporation's Articles of Incorporation, all
references in these Articles of Incorporation, as amended, to
Oppenheimer Main Street Growth & Income Fund are changed to
Oppenheimer Main Street Fund;

      SECOND:  These Articles of Amendment pertain solely to
an amendment that may be made without shareholder approval as permitted by Maryland General Corporation Law section
2-605(a)(4);

      THIRD: These Articles of Amendment have been duly
authorized and approved by a majority of the Board of
Directors of the Corporation as set forth in Maryland General
Corporation Law section 2-607.

      IN WITNESS WHEREOF, Oppenheimer Main Street Funds, Inc.
has caused these Articles of Amendment to be executed by its
Vice President and witnessed by its Assistant Secretary as of this 21st day of April, 2003.  The undersigned Vice President and Secretary of the Corporation acknowledges them to be the act of the Corporation and verifies and states under the
penalties of perjury that, to the best of his knowledge,
information and belief, the matters and facts set forth
herein with respect to authorization and approval hereof are true in all material respects.

                                    Oppenheimer Main Street Funds, Inc.

                                    By:  /s/ Robert G. Zack

                                         Robert G. Zack
                                         Vice President & Secretary

WITNESS:

By:   /s/ Katherine P. Feld
      ------------------------
      Katherine P. Feld
      Assistant Secretary